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Exhibit 4.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-8 of our report dated May 21, 2004 (except as to notes 1(1) and 7, which are dated as of November 29, 2004), relating to the amended consolidated balance sheets of Stuart Energy Systems Corporation as at March 31, 2004 and 2003, the amended consolidated statements of operations, deficit and cash flows for each of the years in the two-year period ended March 31, 2004 and the consolidated statements of operations, deficit and cash flows for the year ended March 31, 2002.

/s/ KPMG LLP

January 12, 2005
Toronto, Ontario

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  Exhibit 4.2
CONSENT OF INDEPENDENT ACCOUNTANTS